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                                                                   EXHIBIT 23.7

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Prospectus constituting part of the Joint Registration Statement on Form S-4 of Wyndham International, Inc. of our reports (i) dated February 27, 1998 relating to the financial statements of CHC International Inc. Hospitality Division as of November 30, 1996 and 1997 and for each of the years ended November 30, 1995, 1996 and 1997 included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated April 18, 1998; and
(ii) dated February 13, 1997, except as to Note 4, which is as of March 18, 1997, relating to the financial statements of CHC Lease Partners as of and for the year ended December 31, 1996 and as of December 31, 1995 and for the period inception (October 2, 1995) through December 31, 1995 included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated July 1, 1997.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
April 9, 1999